Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$886,564
Unrealized Gain (Loss) on Market Value of Futures	270,230
Dividend Income	24
Interest Income	158
ETF Transaction Fees	350
Total Income (Loss)	$1,157,326

Expenses
Professional Fees	$17,360
General Partner Management Fees	4,096
Brokerage Commissions	978
Prepaid Insurance Expense	172
NYMEX License Fee	103
Non-interested Directors' Fees and Expenses	92
Total Expenses	22,801
Expense Waiver	(17,700)
Net Expenses	$5,101
Net Income (Loss)	$1,152,225

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 10/1/14	$10,224,054
Withdrawals (150,000 Shares)	(5,670,039)
Net Income (Loss)	1,152,225

Net Asset Value End of Month	$5,706,240
Net Asset Value Per Share (150,000 Shares)	$38.04

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612